UNITED STATES

SECURITIES and EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported) June 21, 2005

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

000-24272

(Commission File Number)

DELAWARE

(State or other jurisdiction of incorporation)

11-3209278

(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042

(Address of principal executive offices)

(718) 961-5400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K of Flushing Financial Corporation (the “Company”) previously filed on June 27, 2005 and reflects the following amendments:

•	Items 1.01 and 5.02(c) are amended to reflect the terms of the previously unavailable employment agreements of Mr. Buran, the President and Chief Executive Officer of the Company.
•

Item 1.01 is amended to correct a typographical error with respect to previously filed exhibits – the reference to “exhibits 10.6 and 10.7 of Form 10-K for the year ended December 31, 2000” has been amended to read “exhibits 10.2 and 10.3 of Form 10-Q for the quarter ended September 30, 2000.”

•	Item 9.01(c) has been amended to reference Mr. Buran’s employment agreements

Except as provided above, no other change has been made to the Company’s Current Report on Form 8-K previously filed on June 27, 2005.

Item 1.01	Entry into a Material Definitive Agreement

On June 21, 2005, the board of directors of Flushing Financial Corporation (the "Company") and its wholly owned subsidiary, Flushing Savings Bank, FSB (the "Bank"), approved a one-year extension to November 21, 2007 of the existing employment agreements of each of the following named executive officers: David W. Fry, Henry A. Braun, Robert L. Callicut, and Francis W. Korzekwinski. The board of directors of the Bank also approved the annual salaries, effective as of July 4, 2005, for the following named executive officers: David W. Fry - $175,000, Henry A. Braun - $167,500, Robert L. Callicut - $159,000, and Francis W. Korzekwinski - $185,000. All other terms of the named executive officers’ existing employment agreements, which were originally filed as exhibits 10.2 and 10.3 of Form 10-Q for the quarter ended September 30, 2000, remain unchanged.

On June 21, 2005, the Company’s board of directors approved the compensation committee’s award to certain employees of the Company and its subsidiaries of restricted stock units ("RSUs") under the Company’s 2005 Omnibus Incentive Plan (the “Omnibus Plan”). The RSUs vest in equal installments on each of the first five annual anniversaries of the grant date, subject to the employee’s continued employment with the Company through that date, with accelerated vesting upon the employee’s retirement, death or disability, or upon a change in control of the Company. The RSUs will be settled by delivery of one share of the Company's common stock for each RSU, generally on or as soon as practicable after the vesting date. Each RSU award includes an award of dividend equivalents which are not subject to vesting requirements.

Also on June 21, 2005, the Company’s board of directors approved the compensation committee’s award to certain employees of the Company and its subsidiaries of options under the Omnibus Plan to purchase shares of the Company’s common stock at $17.88 per share. Each such option vests on December 21, 2005, subject to the employee’s continued employment with the Company through that date, with accelerated vesting upon the employee’s retirement, death or disability, or upon a change in control of the Company. The options expire in all events on June 20, 2015, but may terminate prior to such expiration date due the employee’s death, disability, voluntary termination of employment with the Company or termination by the Company with or without cause.

Among the RSU and option awards approved are the following awards to the Company’s named executive officers:

Name	Position(s) with the Company	RSUs	Options

John R. Buran	Executive Vice President, Chief Operating	30,000	70,000
	Officer, and Chief Executive Officer-elect
David W. Fry	Senior Vice President, Treasurer and Chief	5,000	5,000
	Financial Officer
Henry A. Braun	Senior Vice President	5,000	5,000
Robert L. Callicutt	Senior Vice President	5,000	5,000
Francis W. Korzekwinski	Senior Vice President	5,000	5,000

On June 21, 2005, the Company’s compensation committee also determined to substitute RSUs for shares of restricted stock in connection with the automatic initial grant to Michael J. Hegarty under the terms of the Omnibus Plan effective upon his change in status to an outside director. Accordingly, on July 1, 2005, Mr. Hegarty will be entitled to receive 3,300 RSUs, the prorated portion of the automatic initial grant.

On July 1, 2005, the Company and its wholly owned subsidiary Flushing Savings Bank, FSB (the “Bank”) each entered into an employment agreement with John R. Buran (the “Employment Agreements”). As previously announced, Mr. Buran has been elected to serve as President and Chief Executive Officer of the Company and the Bank, effective July 1, 2005. A brief description of the terms and conditions of Mr. Buran’s Employment Agreements is contained in Item 5.02 below and is incorporated into this Item 1.01 by reference.

Item 5.02 (c)	Appointment of Principal Officer

On June 21, 2005, the board of directors of the Company and the Bank confirmed the election of John R. Buran as President and Chief Executive Officer, effective July 1, 2005.

Mr. Buran, age 55, has served as Executive Vice President and Chief Operating Officer of the Company and the Bank since January 2001. During 2003, Mr. Buran was elected a Director of the Company. Prior to joining the Company, Mr. Buran was a consultant for approximately one year. Mr. Buran was Executive Vice President of the New York Metro Division of Fleet Bank, NA from 1996 to 2000, and Senior Vice President, Division Head, Retail Services of NatWest's

Consumer Banking Group from 1994 to 1996. Prior to 1994, he held several management positions at Citibank/Citicorp, most recently as Vice President, New York Investment Sales.

On July 1, 2005, the Company and the Bank each entered into an employment agreement with Mr. Buran. The employment agreements provide that Mr. Buran will serve as President and Chief Executive Officer of each of the Company and the Bank effective as of July 1, 2005 through the period ending on November 21, 2008. Under the employment agreements, the board of directors may extend the employment period annually (on or prior to July 1 in each year) for an additional year.

Mr. Buran’s base salary effective as of July 1, 2005 is $450,000 per annum, subject to annual review. Mr. Buran is also entitled to participate in any bonus plan maintained by the Company and the Bank. In addition, Mr. Buran is credited in May of each year of his employment during the period 2006-2015 with an annual supplemental retirement benefit in the amount of $50,000. Such supplemental retirement benefit is credited with earnings based on mutual fund investments and is generally payable as a lump sum payment upon Mr. Buran’s termination of employment. Supplemental retirement benefits are funded in a grantor trust.

The employment agreements provide that Mr. Buran would be entitled to receive a lump sum severance payment equal to three times the sum of his annual salary and bonus (based on the highest bonus in the year before termination), and certain health and welfare benefits, in the event of termination of Mr. Buran’s employment by the Company or the Bank for reasons other than for “cause” or by Mr. Buran for “good reason” (including the Company’s or the Bank’s failure to renew his employment agreement) or for any reason during the 60-day period commencing six months following a change of control. In addition, in the event of any such termination, or in the event of Mr. Buran’s retirement (as defined) or Mr. Buran’s termination of employment for any reason following a change of control, the amount of Mr. Buran’s supplemental retirement benefit generally will be $500,000 rather than the amount accrued as described above. Mr. Buran’s Employment Agreements also entitle him to receive an additional gross-up payment if he receives payments that are subject to the excise tax on excess parachute payments imposed by section 4999 of the Internal Revenue Code.

Mr. Buran’s employment agreements are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by this reference.

Attached as Exhibit 99.1 is the press release announcing Mr. Buran’s election as President and Chief Executive Officer.

Item 9.01(c)	Exhibits

10.1	Amended and Restated Employment Agreement between Flushing Financial Corporation and John R. Buran, dated as of July 1, 2005.

10.2	Amended and Restated Employment Agreement between Flushing Savings Bank, FSB and John R. Buran, dated as of July 1, 2005.

99.1	Press release of Flushing Financial Corporation, dated June 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2005
FLUSHING FINANCIAL CORPORATION

	By:	/s/ David W. Fry
David W. Fry
	Title:	Senior Vice President, Treasurer
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit

10.1	Employment Agreement between Flushing Financial Corporation and John R. Buran, dated as of July 1, 2005
10.2	Employment Agreement between Flushing Savings Bank, FSB and John R. Buran, dated as of July 1, 2005
99.1	Press release of Flushing Financial Corporation, dated June 21, 2005 (previously filed).